                                                                   EXHIBIT 10.47

                               LEASEHOLD CONTRACT


                                     BETWEEN


THE LESSOR:                    BASLER KANTONALBANK
                                 SPIEGELGASSE 2
                                  CH-4002 BASEL
                                   SWITZERLAND


                                       AND


THE LESSEE:                 DISCOVERY TECHNOLOGIES AG
                                  C/O BURECO AG
                                   STADTWEG 4
                               CH-4310 RHEINFELDEN
                                   SWITZERLAND


CONCERNING:           OFFICE AND LABORATORY PREMISES IN THE
                             REAL-ESTATE PROPERTY AT
                                GEWERBESTRASSE 16
                                CH-4123 ALLSCHWIL

Leasehold contract BKB/Discovery Technologies AG, Gewerbestrasse 14 - 2nd floor,
CH-4123 Allschwil                                                   Page 2 of 14
--------------------------------------------------------------------------------

1.    Preamble

      The parties agree on the rent for the office and laboratory premises in the property at Gewerbestrasse 16 in Allschwil. The right of codetermination for additional tenants, as well as intentions for the innovation centre, will be set forth in a separate agreement. The basic rent forms payment for the assignment of these premises in their (present) "rough state" (gross rent). For her(1) requirements the Lessee needs the installation of additional technical appointments (energy, ventilation, laboratory installations etc.). The parties shall plan this extension work jointly. The Lessor shall assume the task of obtaining the requisite planning permission and the execution of the extension work for own account. The Lessee shall reimburse this extra investment on the part of the Lessor by means of additional rent (extension rent). The parties wish to adhere to the following schedule(2):

      20.06.1997 Signing of the leasehold contract Availability of layout and initial description of extension work

      23.07.1997        Submission of building application

      01.09.1997        Granting of planning permission

      01.02.1998 Completion of extension work on part of Lessor Handover of leased property.

1.1   Suspensory condition

      This leasehold contract is concluded on the suspensory condition that planning permission is finally granted for the above-mentioned additional extension work (subitem 2.4.b).

      In the event of such planning permission not having been granted and made available by 3 November 1997, this leasehold contract shall lapse unless the Lessee declares her agreement in writing to a deferral of this time limit to a later juncture. In this case, each party shall bear the costs incurred by it to date. (In particular, the Lessor shall bear the planning costs of completion by the Lessee.) No further mutual obligations shall otherwise exist.

2.    Leased property

--------------

(1) Translator's note: The use of the feminine form here may indicate either a female lessee or simply a corporate lessee in the form of a company.

(2) Translator's note: Please note that all figures in this text should be checked, as the quality of the source document was not sufficiently clear to be 100% certain of certain digits!

Leasehold contract BKB/Discovery Technologies AG, Gewerbestrasse 14 - 2nd floor,
CH-4123 Allschwil                                                   Page 3 of 14
--------------------------------------------------------------------------------

2.1. The Lessor shall assign to the Lessee the following premises in the previously mentioned property for use on a leased basis:

      Office and laboratory premises on the 4th floor, approx. 1,330 sq.m. Archive rooms on the 2nd sub-basement floor, approx. 60 sq.m. 15 underground parking spaces

2.2 The Lessee is entitled in building no. 16 to joint use of the following communal and collective parts, premises, rooms and appointments under the terms of the house rules:

      -  Staircase

      -  Passenger lifts and goods lift

2.3 The rented premises according to subitem 2.1 are set out in the floor plan enclosed.

      The plan shall be signed by both parties and shall form part of this contract.

2.4 The Lessor shall assign the property to the Lessee with extensions specific to the Lessee. Currently, the building has not yet been extended. The following three different stages of extension have been finalized:

      a)    Shell construction (gross rent)

            supporting structure (floors, supports, ceilings) facade with windows and sunbreakers staircase, lift, toilet facilities in the core zone detailed description as per appendix

      b)    Lessee-specific extension provided by the Lessor (extension rent)

      The description of the extension shall be detailed more precisely in the mutual agreement on completion of the contract; the following shall be used as a basis at the time of completion of contract:

      Walls, doors:     -  Offices: partitions, panel component system

                        - Labs: plasterboard partition walls with PVC wallpapers

      Floors:           -  Offices: double floors, textile flooring, colour as
                           per collection

                        - Labs: double floors, PVC flooring, colour as per collection

                        -  antistatic, conductive

      Ceilings:         -  Offices, reception, conference rooms, corridor area,
                           suspended ceiling cladding made of mineral fibre panels, lattice system

Leasehold contract BKB/Discovery Technologies AG, Gewerbestrasse 14 - 2nd floor,
CH-4123 Allschwil                                                   Page 4 of 14
--------------------------------------------------------------------------------

                        -  Labs: rough concrete ceilings, painted

      Ventilation:      -  Offices: mechanical ventilation across floors and
                           ceilings, incl. cooling

                        - Labs: mechanical ventilation, visibly mounted on ceiling, chapel exhaust air removal(3) (as per EKAS(4) guidelines), incl. cooling

      Electrical plant: -  Ducting from main distribution to subdistribution in labs and to sockets in offices. Ceiling illumination

                        -  Cable chutes in labs

                        -  Doorbell system and interphone

                        -  Fire alert system

      Sanitary, media:  -  Hot and cold water connection, waste water connection
                           (WAS(5), labs), separate system to sub-basement floors

      Telephone:        -  Connections available on 4th floor at lift landing
                           place.

      Immediately after signing this leasehold contract the parties shall expedite detailed planning together with the planning company commissioned and submit the building application in due course. The Lessor shall assume the costs of these additional extensions up to a maximum amount of 1,800,000 Swiss francs (planning, costing, planning permission procedure, execution). Works and appointments exceeding this limit shall be borne by the Lessee and are subject to prior acceptance by him in writing.

      c) In particular, items not included in the extension and additional building by the Lessor, and hence to be assumed by the Lessee, are:

               - Electrical installations in the labs from the subdistribution system

               -  Telephone switchboards with internal cabling

               - Computer installation and internal cabling/trunking as well as installations for additional means of communications

               - Miscellaneous lessee-specific, special-purpose extensions such as chapels, lab furniture, cold-storage cells, clean rooms, washing benches in labs, gas installations, compressed air, built-in cupboards corridor area

               - Pretreatment or disposal of contaminated waste water (WAS connection available)

               -  mobile fire extinguishing gear.

      The Lessee shall submit the plans to the Lessor for written permission.

--------------
(3) Translator's note: Technical term not found. This is merely a literal translation.

(4) Translator's note: EKAS stands for the "(Swiss) Confederate Coordination Commission for Occupational Safety", under SUVA (the "Swiss Workmen's Compensation Institute").

(5)   WAS stands for the Water Delivery Regulations.

Leasehold contract BKB/Discovery Technologies AG, Gewerbestrasse 14 - 2nd floor,
CH-4123 Allschwil                                                   Page 5 of 14
--------------------------------------------------------------------------------

      Any permits, authorization and consent needed apart from building permission for structural additions (operating authorization, work permits etc.) shall be the concern of the Lessee and shall be submitted with the building application. They have no influence on the continuance of the present leasehold contract.

2.5 Until 30 June 2000 the Lessee shall have a leasing option on the remaining premises on the 4th floor of building 14 measuring in the region of 650 sq.m. Gross rent conditions as per graduated rent in item 4.1.

3.    Term of tenancy

3.11  Start of tenancy

      Tenancy shall commence five months after final and effective building authorization has been granted, foreseeably on 1 February 1998 and no later than 1 June 1998.

3.12  Term of tenancy, extension of contract

      The tenancy shall be concluded for an initial fixed contractual duration of 10 years until 31 January 2008.

      On expiry of the first contractual period the contract shall be extended by an additional fixed contractual term of five years each time, unless terminated by registered letter at least 12 months prior to expiry.

3.13  Notice

      On expiry of a fixed contractual period the tenancy can be terminated at 12 months' notice to the end of January, the first time being end-January 2008.

3.2   End of lease

3.21 Termination shall be deemed to have taken place promptly if deposited with the recipient or in his sphere of control (notice of collection in letterbox or post-office box) no later than the last day prior to the beginning of the period of notice.

      The Lessor shall use the official form to serve notice.

3.22 The rent may be adjusted to prevailing market conditions with a notification period of 15 months to the end of the fixed contractual period or above-mentioned extension period.

3.3   Unscheduled termination of the leasehold contract

Leasehold contract BKB/Discovery Technologies AG, Gewerbestrasse 14 - 2nd floor,
CH-4123 Allschwil                                                   Page 6 of 14
--------------------------------------------------------------------------------

3.31 If the Lessee wishes to end the leasehold contract without observing the agreed time limits or deadlines, he shall advise the Lessor of this by registered letter.

3.32 The Lessee is at liberty to propose to the Lessor a reasonable and solvent substitute tenant to enter into the contractual relationship.

3.33 Unless otherwise agreed, the Lessor shall also take whatever measures are necessary and appropriate to enable him to re-let the rented premises as soon as possible.

3.34 The Lessee shall be liable for the rent as well as incidental and subsidiary costs and for any other duties incumbent upon him as Lessee until such time as the rented premises have been re-let, and at longest until the next contractual term of notice, and for this purpose shall furnish sureties in addition to those in subitem 14.1. below.

4.    Rent

      The rent is made up of a basic rent (gross rent) (with graduation for the office and laboratory premises) and an extra rent for the total duration of the lease for the additional building work by the Lessor (extension rent).

4.1   The rent is agreed as follows:

      Gross rent (shell) in accordance with subitem 2.4 a) for the bare premises (without lessee-specific extensions), graduated:

         |X| During 1st and 2nd lease years      CHF/m(2)/yr          75.00
         |X| During 3rd lease year               CHF/m(2)/yr          85.00
         |X| During 4th lease year               CHF/m(2)/yr         100.00
         |X| During 5th to 10th lease years      CHF/m(2)/yr         125.00

      Extension rent for lessee-specific extensions provided by the Lessor in accordance with subitem 2.4 b) throughout the duration of the lease:

         |X| Estimate               CHF/m(2)/yr               approx. 125.00

      The extension rent shall be finalized once work measurement and billing become available. Amortization of the extension costs shall be fixed at 15 years. The calculated estimate comprises 6.5% for amortization and 2% for the average rate of interest, or 8.5% in total.

      Extension costs: 1,800,000 million francs: 1,250 sq.m. = CHF 1,440/sq.m., 8.5% of which = CHF 125/m(2)/yr.

      The amount of CHF 125/m(2)/yr shall apply as a ceiling for the extension rent.

Leasehold contract BKB/Discovery Technologies AG, Gewerbestrasse 14 - 2nd floor,
CH-4123 Allschwil                                                   Page 7 of 14
--------------------------------------------------------------------------------

4.2 Accordingly, upon commencement of the lease, the annual rent for the first two years will foreseeably total: CHF 270,400.00 made up as follows:

         |X|  Offices and labs:       1,330 sq.m. @ CHF/m(2)/yr 75.00    CHF  99,750.00

         |X|  Extensions by Lessor    1,250 sq.m. @ CHF/m(2)/yr 125.00   CHF 156,250.00

         |X|  15 parking spaces                   @ CHF 80/month         CHF  14,400.00

         |X|  Total                                                      CHF 270,400.00

         payable in quarterly instalments of                             CHF  67,600.00
         excluding: subsidiary costs, quarterly
         (1,330 sq.m. x CHF 6/m(2)/yr), on account                       CHF   1,995.00

         Total payable in advance quarterly                              CHF  69,595.00

4.3 The rent is payable in advance, no later than the first day of the rental quarter (as due date).

5.    Rent adjustments

5.1 The gross rent for offices and laboratories (in accordance with subitem 4.1) and parking spaces is based on the [Swiss] national consumer price index. As of April 1997 this stood at 104.1 points. If the national consumer price index is subject to any change after the commencement of the lease or since the last adjustment, then irrespective of the fixed contractual duration the gross rent can be adjusted to the change in this index once a year on 1 February, the first time being in the fifth year of the lease. However, the amount may not fall short of the gross rent in subitem 4.1.

      The Lessee shall be notified of the change in rent in writing and on the official form, giving one month's notice.

5.2 Where value-enhancing applications or investments are undertaken during the fixed contractual period, these shall be added to the basic rent in accordance with subitem 4 in keeping with trade custom. Notification of rent adjustments effected on the grounds of value-enhancing applications shall be given on the official form, giving one month's notice.

6.    Heating and subsidiary costs

6.1 The Lessee shall be charged the following heating and subsidiary costs on top of the rent:

         |X| Heating and hot water

Leasehold contract BKB/Discovery Technologies AG, Gewerbestrasse 14 - 2nd floor,
CH-4123 Allschwil                                                   Page 8 of 14
--------------------------------------------------------------------------------

         |X| Operation and maintenance of ventilation plant

         |X| Water consumption, charges and wastewater treatment systems

         |X| Operating and maintenance costs incl. service subscription for passenger and goods lifts

         |X| General lighting

         |X| Caretaker's services (salary, social security payments, janitorial materials)

         |X| Refuse disposal/refuse container

         |X| Any security and surveillance services or alarm system operations

         |X| 3% of the total subsidiary costs by way of administration fee.

6.2 The heating and subsidiary costs are broken down as follows (unoccupancies shall be chargeable to the Lessor):

6.21  Energy processing costs (especially heating and hot water costs):

         |X| Basic and hot water costs to be divided up according to the size of the business premises (square metres).

         |X| Heating costs, conversely, to be allocated according to individual meters.

6.22 Neutral costs (such as caretaker, general power, security services, alarm systems etc.) are to be divided up according to the size of the premises rented (square metres).

6.23 Costs dependent on consumption (e.g. water rate, wastewater and refuse charges, lift operation costs etc.) are to be allocated according to the size of the rented premises (square metres).

6.3 The Lessee shall remit half-yearly on-account payments towards the above-mentioned subsidiary costs, with the Lessor drawing up and providing the Lessee with a subsidiary cost sheet on 30 June of every year. The subsidiary cost sheet shall be deemed to have been approved if not queried in writing within 30 days of delivery (as postmarked). Upon expiry of the above 30-day deadline for queries all subsequent claims or repayments shall fall due.

      If the tenancy is ended during the accounting period, the Lessee shall have no claim to a subsidiary cost sheet ahead of the scheduled time.

6.4 The total power consumption for the leased property shall be chargeable to the Lessee. Charges and dues generated exclusively by the Lessee's business operations shall be borne by the Lessee even if levied from the Lessor.

7.    Handing-over of the leased property

7.1 The Lessor shall hand over the leased property in a clean state as contractually stipulated, issuing the necessary keys no later than the date mentioned in subitem 3 in accordance with local practice. Where the aforementioned date falls on a

Leasehold contract BKB/Discovery Technologies AG, Gewerbestrasse 14 - 2nd floor,
CH-4123 Allschwil                                                   Page 9 of 14
--------------------------------------------------------------------------------

      Saturday, Sunday or bank holiday, hand-over shall take place on the following working day at the latest.

7.2 The Lessee shall report all defects ascertained to the Lessor within 30 days of commencement of the lease by registered letter. If he fails to do so, the leased property shall be assumed to have been transferred to him in the contractual state.

8.    Utilization of the leased property / duty of care

8.1 The rented space is at the Lessee's disposal for use as offices and a laboratory.

8.2 The Lessee undertakes not to use the leased property for any purpose other than that contractually provided for. Any change in ordinary use shall require the prior consent of the Lessor in writing.

8.3 Where machinery and heavy furniture are installed, the static data of the building shall be taken into consideration. The Lessee shall satisfy himself in advance of the permissible floor load.

8.4 The operating instructions stipulated by the manufacturers shall be observed when using the lift.

8.5 The Lessee may have extra keys made only with the written consent of the Lessor.

      In the event of keys being lost, the Lessee shall bear the costs of replacing them and any closure systems that require replacing.

8.6 In making use of the leased property the Lessee undertakes to employ care and consideration, particularly with regard to neighbours. The house rules shall form an integral part of this contract.

8.7 In very general terms the Lessee is obliged to take all appropriate measures to avoid or reduce noise, vibrations, smells and other immissions. The Lessee is liable to the Lessor for any damage (incl. claims by third parties) incurred by him from immissions exceeding customary and authorized use.

8.8 The Lessee shall be fully liable to pay damages for violating his duty of care. If, despite written admonition on the part of the Lessor, the Lessee continues to violate his duty of care or consideration, the Lessor is further at liberty to annul the present leasehold contract in accordance with Art. 257f of OR(6).

--------------
(6) OR stands for the Swiss Code of Obligations, the 5th Part of the Act of 30 March 1911 to Amend the Swiss Statute Book.

Leasehold contract BKB/Discovery Technologies AG, Gewerbestrasse 14 - 2nd floor,
CH-4123 Allschwil                                                  Page 10 of 14
--------------------------------------------------------------------------------

9.    Upkeep

9.1   Lessor's duty of upkeep / improvements

9.11  Maintenance work on the leased property shall be incumbent on the Lessor.

9.12 Bearing in mind the interests of the Lessee, the Lessor shall at all times, unimpeded, be entitled to carry out repairs and renovations to the leased property and appurtenant appointments in accordance with Art. 2.4a+b, provided that notice on the tenancy has not been given. The Lessee shall be given prompt notification in writing of major rebuilding work and new installations. Any claims on the part of the Lessee shall conform to Art. 260 of OR.

9.2   Lessee's duty of upkeep

9.21 Any improvement and repair work made necessary by normal use and not exceeding CHF 500 in any one instance shall be chargeable to the Lessee. In particular, this shall include the replacement of electrical fuses as well as shattered panes of glass, maintenance of electrical switches and sockets, gas and water taps, drains and door locks etc.

9.22 The Lessee shall be responsible for the upkeep of all structural modifications effected by him in accordance with Art. 2.4 c and appliances.

9.23 Defects which the Lessee is not responsible for remedying shall be notified to the Lessor immediately. Failure to notify these shall render the Lessee liable for any damage arising therefrom.

10.   Structural modifications

10.1 Modifications and renovations to and in the rented premises, the mounting of shutters, company signs or advertising devices etc. are permitted only with the Lessor's prior consent in writing. The Lessee is obliged to execute such work professionally. The fitting of devices to the facade (advertising signs and hoardings, shutters, display cases, aerials etc.) shall be in keeping with the leased property and the surroundings.

10.2. The Lessee's appointments (Art. 2.4c) shall remain his property. The plans and designs as well as the costing estimates shall be presented to the Lessor for his written permission.

10.3. It shall be incumbent on the Lessee to secure any official authorizations needed. The Lessee further undertakes to take out the customary building insurance policies and to bear the costs thereof and defray any extra premium on property and non-life insurance.

Leasehold contract BKB/Discovery Technologies AG, Gewerbestrasse 14 - 2nd floor,
CH-4123 Allschwil                                                  Page 11 of 14
--------------------------------------------------------------------------------

10.4. The Lessor is entitled to demand from the Lessee security or a financing statement for the foreseeable structural costs entered into by the Lessee, particularly with a view to promptly averting any builders' and tradesmen's right of lien.

      If third-party claims are made on the Lessor for immissions arising as a result of the Lessee's structural modifications or appointments, the Lessee shall be liable to compensate the Lessor for the damage sustained.

10.5 Upon conclusion of the lease the Lessee shall restore the premises to their original condition at his own cost or by mutual arrangement assign his appointments to the Lessor free of charge in accordance with subitem 2.4c.

11.   Subletting / cession of the leasehold contract.

      Partial or full subletting of the rented premises (or cession of the leasehold contract) shall require the consent of the Lessor in writing.

12.   Lessor's right of access

12.1 The Lessor or his representative shall be entitled to enter the leased property with a view to protecting his rights (re-letting, sale, repairs, renovations etc.) during the customary hours of business after giving 48 hours' notification in advance.

12.2  In the absence of the Lessee the keys shall be kept available.

13.   Insurance

13.1 The Lessor shall take out the compulsory fire insurance, property-owner's liability insurance and property water-damage insurance.

13.2 The Lessee shall bear the risk of damage to or loss of his appointments, his furniture or his goods, particularly as a result of fire, explosion, water, burglary or theft. He undertakes to take out an employer's liability insurance policy.

13.3 The Lessor assumes no liability for any display windows, showcases, panes, glass panelling, company signs, luminous signs etc. Adequate insurance against such damage shall be the concern of the Lessee.

14.   Furnishing of security

Leasehold contract BKB/Discovery Technologies AG, Gewerbestrasse 14 - 2nd floor,
CH-4123 Allschwil                                                  Page 12 of 14
--------------------------------------------------------------------------------

14.1 Within 14 days of signing the contract the Lessee shall furnish for the entire duration of the lease + 3 months the following securities in the form of a bank guarantee for the following amount:

      CHF 60,000.00 until the availability of planning permission CHF 140,000.00 from the availability of planning permission.

      In the event of the Lessor asserting legal claims against the Lessee arising from the tenancy, the bank guarantee must remain valid until the settlement of the legal dispute. In this case the Lessor must advise the bank.

14.2 Once planning permission becomes available, the Lessee shall furnish a financing statement for the extension work by the Lessee in accordance with subitem 2.4c.

15.   Return of the leased property.

15.1 The Lessee shall hand over the rented premises, complete with all keys, no later than the last day of the lease term, by 12 noon. Any additional keys made shall be handed over to the Lessor without compensation. Where the deadline for return falls on a Saturday, Sunday or bank holiday, the premises shall be returned on the following working day (by 12 noon).

15.2 When surrendering the leased property, the Lessee shall again remove the completed extensions executed by the Lessee without compensation. The additional extensions provided by the Lessor (subitem 2.4b) shall remain part of the leased property. Where installations made by the Lessee (subitem 2.4c) are able to remain in the leased property with the consent of the Lessor, the Lessor shall pay no compensation for such.

15.3 Refurbishment and cleaning work to be undertaken by the Lessee shall be commenced on time so as to be completed by the end of the tenancy.

      Where, for reasons to be supported by the Lessee, the leased property cannot be handed over to the successor on time, the Lessee shall be liable to the Lessor for any damages arising as a result.

15.4 When surrendering the property, the Lessor--preferably in the presence of the Lessee--shall provide a restitution log, recording the state of the leased property and, in particular, defects and damage for which the Lessee is to pay. The log shall be signed by the Lessee or delivered to him without delay by registered letter. If it is not possible for the Lessee to sign the log, the Lessor can also have a record drawn up by an official expert at the Lessee's expense. Again, this is to be brought to the attention of the Lessee by registered letter. If the Lessee raises no objection within 30 days of delivery of the log, it shall be deemed to have been approved by him.

Leasehold contract BKB/Discovery Technologies AG, Gewerbestrasse 14 - 2nd floor,
CH-4123 Allschwil                                                  Page 13 of 14
--------------------------------------------------------------------------------

      Hidden defects can be asserted by the Lessor subsequently. However, he must inform the Lessee thereof by registered letter immediately after ascertaining such.

16.   Final provisions

16.1  Contractual amendments

      Any amendment to the contract shall be made in writing.

16.2  Postal domicile

      Until revoked by registered letter to the other party, the following addresses shall be valid as the effective postal domiciles of the parties to the contract within the meaning of this contract:

      Lessee's postal domicile:      Stadtweg 4, CH-4910 Rheinfelden

      Lessor's postal domicile:      Spiegelgasse 2, CH-4002 Basel

16.3  Legal venue

      For all disputes arising from this leasehold contract the location of the rented property shall be held to be the legal venue.

16.4  Entry in the land register

      The Lessee has the right to have this leasehold contract entered in the register at his own expense for the duration of the contract.

16.5  Residential property

      In the event of the property being divided up into freehold flats, the Lessor is prepared to guarantee the Lessee a purchase option for the duration of the tenancy.

Leasehold contract BKB/Discovery Technologies AG, Gewerbestrasse 14 - 2nd floor,
CH-4123 Allschwil                                                  Page 14 of 14
--------------------------------------------------------------------------------

The above leasehold contract to be drafted and signed in triplicate.


Basel, 18 June 1997
                                          /s/ Rheinfelden, 19.6.97
                                          -------------------------------------

The Lessor:                               The Lessee:
Basler Kantonalbank                       Discovery Technologies AG

                                          /s/ illegible
                                          -------------------------------------
/s/ illegible                             /s/ illegible
-------------------------------------     -------------------------------------


17.   Appendix:

      Floor plan recording rented premises.